Exhibit 99.1

Union Pacific Reports First Quarter 2017 Results

First Quarter Diluted Earnings per Share up 14 percent

FOR IMMEDIATE RELEASE

First Quarter Results

•	Diluted earnings per share of $1.32 increased 14 percent.
•	Operating income totaled $1.8 billion, up 6 percent.
•	Operating ratio of 65.1 percent was flat.

Omaha, Neb., April 27, 2017 – Union Pacific Corporation (NYSE: UNP) today reported 2017 first quarter net income of nearly $1.1 billion, or a first quarter record $1.32 per diluted share.  This compares to about $1.0 billion, or $1.16 per diluted share, in the first quarter 2016.

“This is a very solid start to the year, especially given the weather challenges we encountered on the Western part of our network earlier in the quarter,” said Lance Fritz, Union Pacific chairman, president and chief executive officer.  “In keeping with our strategic value tracks, our engaged employees worked safely and productively under very difficult circumstances during the quarter.  As a result, operations were restored quickly as we continued to focus on providing an excellent customer experience.”

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First Quarter Summary

Operating revenue of $5.1 billion was up 6 percent in the first quarter 2017 compared to the first quarter 2016.  First quarter business volumes, as measured by total revenue carloads, increased 2 percent compared to 2016.  Volume increases in coal, agricultural products and industrial products more than offset declines in chemicals and automotive.  Intermodal volume was flat compared to 2016 as increases in international intermodal offset declines in domestic shipments.  In addition:

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Quarterly freight revenue improved 6 percent compared to the first quarter 2016, as volume growth, increased fuel surcharge revenue, core pricing gains and positive mix all contributed to the increase.

•	Union Pacific’s 65.1 percent operating ratio was flat compared to the first quarter 2016. Higher fuel prices negatively impacted the operating ratio by about 1.3 points.
•	The $1.75 per gallon average quarterly diesel fuel price in the first quarter 2017 was 40 percent higher than the first quarter 2016.
•	Quarterly train speed, as reported to the Association of American Railroads, was 25.7 mph, 6 percent slower than the first quarter 2016.
•	Union Pacific’s reportable personal injury rate of 0.89 per 200,000 employee-hours increased from the first quarter record of 0.75 achieved in 2016.
•	The Company repurchased 7.5 million shares in the first quarter 2017 at an aggregate cost of $802 million.

Summary of First Quarter Freight Revenues

•	Automotive down 1 percent
•	Chemicals up 1 percent
•	Intermodal up 3 percent
•	Agricultural Products up 7 percent
•	Industrial Products up 9 percent
•	Coal up 25 percent

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2017 Outlook

“With a solid first quarter performance behind us, we will continue to press ahead with our volume, pricing, and productivity initiatives through the remainder of the year,” Fritz said.  “Our six-track value strategy will keep us intensely focused on effectively leveraging volume growth, while providing our customers an excellent experience and our shareholders a solid return on investment.”

First Quarter 2017 Earnings Conference Call

Union Pacific will host its first quarter 2017 earnings release presentation live over the Internet and via teleconference on Thursday, April 27, 2017 at 8:45 a.m. Eastern Time.  The presentation will be webcast live over the internet on Union Pacific’s website at www.up.com/investor.  Alternatively, the webcast can be accessed directly through the following link.  Participants may join the conference call by dialing 877/407-8293 (or for international participants, 201/689-8349).

ABOUT UNION PACIFIC

Union Pacific Railroad is the principal operating company of Union Pacific Corporation (NYSE: UNP). One of America's most recognized companies, Union Pacific Railroad connects 23 states in the western two-thirds of the country by rail, providing a critical link in the global supply chain. From 2007-2016, Union Pacific invested approximately $34 billion in its network and operations to support America’s transportation infrastructure.  The railroad’s diversified business mix includes Agricultural Products, Automotive, Chemicals, Coal, Industrial Products and Intermodal. Union Pacific serves many of the fastest-growing U.S. population centers, operates from all major West Coast and Gulf Coast ports to eastern gateways, connects with Canada's rail systems and is the only railroad serving all six major Mexico gateways. Union Pacific provides value to its roughly 10,000 customers by delivering products in a safe, reliable, fuel-efficient and environmentally responsible manner.

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Union Pacific Investor contact: Mike Staffenbeal at 402-544-4227 or mstaffen@up.com

Union Pacific Media contact: Calli Hite at 402-544-0100 or callihite@up.com

Supplemental financial information is attached.

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This presentation and related materials contain statements about the Company’s future that are not statements of historical fact, including specifically the statements regarding the Company’s expectations with respect to economic conditions and demand levels; its ability to generate financial returns, improve network performance and customer service; implementation of corporate strategies; and providing excellent service to its customers and returns to its shareholders.  These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934.  Forward-looking statements also generally include, without limitation, information or statements regarding:  projections, predictions, expectations, estimates or forecasts as to the Company’s and its subsidiaries’ business, financial, and operational results, and future economic performance;  and management’s beliefs, expectations, goals, and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved.  Forward-looking information, including expectations regarding operational and financial improvements and the Company’s future performance or results are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statement.  Important factors, including risk factors, could affect the Company’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements.  Information regarding risk factors and other cautionary information are available in the Company’s Annual Report on Form 10-K for 2016, which was filed with the SEC on February 3, 2017.  The Company updates information regarding risk factors if circumstances require such updates in its periodic reports on Form 10-Q and its subsequent Annual Reports on Form 10-K (or such other reports that may be filed with the SEC).

Forward-looking statements speak only as of, and are based only upon information available on, the date the statements were made.  The Company assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.  If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward-looking statements.  References to our website are provided for convenience and, therefore, information on or available through the website is not, and should not be deemed to be, incorporated by reference herein.

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UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Income (unaudited)

Millions, Except Per Share Amounts and Percentages,	1st Quarter
For the Periods Ended March 31,	2017	2016	%
Operating Revenues
Freight revenues	$4,794	$4,502	6%
Other revenues	338	327	3
Total operating revenues	5,132	4,829	6
Operating Expenses
Compensation and benefits	1,257	1,213	4
Purchased services and materials	566	569	(1)
Depreciation	520	502	4
Fuel	460	320	44
Equipment and other rents	276	289	(4)
Other	260	249	4
Total operating expenses	3,339	3,142	6
Operating Income	1,793	1,687	6
Other income	67	46	46
Interest expense	(172)	(167)	3
Income before income taxes	1,688	1,566	8
Income taxes	(616)	(587)	5
Net Income	$1,072	$979	9%

Share and Per Share
Earnings per share - basic	$1.32	$1.16	14%
Earnings per share - diluted	$1.32	$1.16	14
Weighted average number of shares - basic	811.5	844.0	(4)
Weighted average number of shares - diluted	814.8	846.7	(4)
Dividends declared per share	$0.605	$0.55	10

Operating Ratio	65.1%	65.1%	-	pts
Effective Tax Rate	36.5%	37.5%	(1.0)	pts

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Freight Revenues Statistics (unaudited)

	1st Quarter
For the Periods Ended March 31,	2017	2016	%
Freight Revenues (Millions)
Agricultural Products	$942	$882	7%
Automotive	504	510	(1)
Chemicals	885	878	1
Coal	648	519	25
Industrial Products	907	834	9
Intermodal	908	879	3
Total	$4,794	$4,502	6%
Revenue Carloads (Thousands)
Agricultural Products	250	235	6%
Automotive	212	217	(2)
Chemicals	257	268	(4)
Coal	304	262	16
Industrial Products	278	274	1
Intermodal*	787	788	-
Total	2,088	2,044	2%
Average Revenue per Car
Agricultural Products	$3,773	$3,749	1%
Automotive	2,373	2,350	1
Chemicals	3,448	3,272	5
Coal	2,134	1,985	8
Industrial Products	3,261	3,041	7
Intermodal*	1,154	1,116	3
Average	$2,297	$2,202	4%

*Each intermodal container or trailer equals one carload.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Financial Position (unaudited)

	Mar. 31,	Dec. 31,
Millions, Except Percentages	2017	2016
Assets
Cash and cash equivalents	$1,049	$1,277
Short-term investments	90	60
Other current assets	2,449	2,259
Investments	1,480	1,457
Net properties	50,550	50,389
Other assets	282	276
Total assets	$55,900	$55,718

Liabilities and Common Shareholders' Equity
Debt due within one year	$723	$758
Other current liabilities	3,125	2,882
Debt due after one year	14,310	14,249
Deferred income taxes	16,157	15,996
Other long-term liabilities	1,862	1,901
Total liabilities	36,177	35,786
Total common shareholders' equity	19,723	19,932
Total liabilities and common shareholders' equity	$55,900	$55,718

Debt to Capital	43.3%	43.0%
Adjusted Debt to Capital*	47.4%	47.3%

*  Adjusted Debt to Capital is a non-GAAP measure; however, management believes that it is an important measure in evaluating our financial performance. See page 6 for a reconciliation to GAAP.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Condensed Consolidated Statements of Cash Flows (unaudited)

Millions,	Year-to-Date
For the Periods Ended March 31,	2017	2016
Operating Activities
Net income	$1,072	$979
Depreciation	520	502
Deferred income taxes	145	169
Other - net	146	523
Cash provided by operating activities	1,883	2,173

Investing Activities
Capital investments	(811)	(687)
Purchases of short-term investments	(90)	-
Maturities of short-term investments	60	-
Other - net	(2)	15
Cash used in investing activities	(843)	(672)

Financing Activities
Common shares repurchased	(759)	(706)
Dividends paid	(492)	(465)
Debt issued	200	1,278
Debt repaid	(184)	(282)
Other - net	(33)	(44)
Cash used in financing activities	(1,268)	(219)

Net Change in Cash and Cash Equivalents	(228)	1,282
Cash and cash equivalents at beginning of year	1,277	1,391
Cash and Cash Equivalents at End of Period	$1,049	$2,673

Free Cash Flow*
Cash provided by operating activities	$1,883	$2,173
Cash used in investing activities	(843)	(672)
Dividends paid	(492)	(465)
Free cash flow	$548	$1,036

*Free cash flow is a non-GAAP measure; however, we believe this measure is important to management and investors in evaluating our financial performance and measures our ability to generate cash without additional external financing.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Operating and Performance Statistics (unaudited)

	1st Quarter
For the Periods Ended March 31,	2017	2016	%
Operating/Performance Statistics
Gross ton-miles (GTMs) (millions)	218,914	205,480	7%
Employees (average)	42,069	43,655	(4)
GTMs (millions) per employee	5.20	4.71	10

Locomotive Fuel Statistics
Average fuel price per gallon consumed	$ 1.75	$ 1.25	40%
Fuel consumed in gallons (millions)	253	247	2
Fuel consumption rate*	1.156	1.204	(4)

AAR Reported Performance Measures
Average train speed (miles per hour)	25.7	27.3	(6)%
Average terminal dwell time (hours)	30.6	28.6	7

Revenue Ton-Miles (Millions)
Agricultural Products	23,459	22,291	5%
Automotive	4,662	4,578	2
Chemicals	16,270	17,272	(6)
Coal	31,833	24,773	28
Industrial Products	18,839	17,041	11
Intermodal	19,016	18,708	2
Total	114,079	104,663	9%

*Fuel consumption is computed as follows: gallons of fuel consumed divided by gross ton-miles in thousands.

UNION PACIFIC CORPORATION AND SUBSIDIARY COMPANIES

Non-GAAP Measures Reconciliation to GAAP

Debt to Capital*
	Mar. 31,	Dec. 31,
Millions, Except Percentages	2017	2016
Debt (a)	$15,033	$15,007
Equity	19,723	19,932
Capital (b)	$34,756	$34,939
Debt to capital (a/b)	43.3%	43.0%

*  Total debt divided by total debt plus equity. We believe this measure is important to management and investors in evaluating our balance sheet strength and is important in managing our credit ratios and financing relationships.

Adjusted Debt to Capital, Reconciliation to GAAP*
	Mar. 31,	Dec. 31,
Millions, Except Percentages	2017	2016
Debt	$15,033	$15,007
Net present value of operating leases	2,295	2,435
Unfunded pension and OPEB, net of taxes of $248 and $261	431	436
Adjusted debt (a)	17,759	17,878
Equity	19,723	19,932
Adjusted capital (b)	$37,482	$37,810
Adjusted debt to capital (a/b)	47.4%	47.3%

*  Total debt plus net present value of operating leases plus after-tax unfunded pension and OPEB obligation divided by total debt plus net present value of operating leases plus after-tax unfunded pension and OPEB obligation plus equity. Operating leases were discounted using 4.6% at March 31, 2017, and 4.7% at December 31, 2016. The discount rate reflects our effective interest rate. We believe this measure is important to management and investors in evaluating the total amount of leverage in our capital structure including off-balance sheet lease obligations.